Exhibit 24

AEP TEXAS INC.
POWER OF ATTORNEY

Each of the undersigned managers or officers of AEP TEXAS INC., a Delaware corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $725,000,000 aggregate principal amount of its Debt Securities, including up to $725,000,000 of indebtedness, comprised of unsecured promissory notes in one or more new series, each series to have a maturity not less than nine months and not more than 50 years, does hereby appoint NICHOLAS K. AKINS, LISA M. BARTON, BRIAN X. TIERNEY, LONNI L. DIECK and RENEE V. HAWKINS, his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have hereunto set their hands this 24th day of October, 2017.

/s/ Nicholas K. Akins		/s/ Lana L. Hillebrand
Nicholas K. Akins	L.S.	Lana L. Hillebrand	L.S.

/s/ Lisa M. Barton		/s/ Mark C. McCullough
Lisa M. Barton	L.S.	Mark C. McCullough	L.S.

/s/ Paul Chodak, III		/s/ Charles R. Patton
Paul Chodak, III	L.S.	Charles R. Patton	L.S.

/s/ David M. Feinberg		/s/ Brian X. Tierney
David M. Feinberg	L.S.	Brian X. Tierney	L.S.